Exhibit 99.1

News Release

Wabtec Reports Fourth Quarter and Full-Year 2020 Results; Issues 2021 Financial Guidance

•	Delivered Strong Cash Flow from Operations of $784 Million for 2020 Including ~$220 Million of One Time Cash Impacts; Returned ~$300 Million to Shareholders

•	Fourth Quarter Reported GAAP Earnings Per Share of $0.46; Adjusted EPS of $0.98; Full Year GAAP Earnings Per Share of $2.17; Adjusted EPS of $3.79

•	Transit Adjusted Margin Ahead of Plan in 2020; Delivered 200 bps of Improvement

•	On-track to Deliver $250 Million Run-Rate of Synergies in 2021

•	Book-to-Bill Strengthening with Key Orders for International Locomotives, Modernizations and Service Agreements

•	Reauthorized Up to $500 Million of Share Buyback

PITTSBURGH, February 18, 2021 – Wabtec Corporation (NYSE: WAB) today reported fourth quarter and full year 2020 results and issued financial guidance.

“Wabtec delivered strong operational performance during a year of unprecedented global challenges,” said Rafael Santana, Wabtec’s president and chief executive officer. “I am proud of how our team responded to the crisis in 2020. We quickly protected our teams, kept our operations delivering for customers, and focused on liquidity, cost management, and execution to strengthen our financial position while returning significant capital to shareholders. We also never lost sight on future growth, investing in new sustainable rail technologies that will transform the future of transportation – making it cleaner, greener, safer, and more efficient.”

“We enter 2021 with positive momentum, as our end-markets continue to show signs of recovery. Global freight volumes and equipment utilization have sequentially improved over the last two quarters, North American OE markets are transitioning through trough, and sustainable investment in global transit remains. I’m confident we’re well-positioned for growth and will continue to perform for our shareowners, our customers, and our employees in the short- and long-term.”

Fourth Quarter and Full Year 2020 Financial Summary

In the fourth quarter of 2020, Wabtec had cash from operations of $326 million, sales of $2.0 billion and GAAP earnings per diluted share of $0.46. Adjusted earnings per diluted share were $0.98 and excluded after-tax expenses of $0.20 for restructuring and transaction costs, $0.29 for non-cash amortization expense and $0.03 for tax on transactions costs (see reconciliation table).

News Release

For the full year of 2020, Wabtec had cash from operations of $784 million including approximately $220 million in one-time cost impacts related to restructuring, transaction and litigation costs, sales of $7.6 billion and GAAP earnings per diluted share of $2.17. Adjusted earnings per diluted share were $3.79 and excluded after-tax expenses of $0.45 for restructuring and transaction costs, $1.11 for non-cash amortization expense, $0.03 for foreign exchange loss and $0.03 for tax on transaction costs. (see reconciliation table).

Backlog remains strong, despite a challenging market. At December 31, 2020, Wabtec’s total, multi-year backlog was $21.6 billion, which was higher than at September 30 as OEM and after-market orders increased in both Freight and Transit. At December 31, 2020 the 12-month backlog was $5.5 billion.

2021 Financial Guidance

•

Wabtec issued its 2021 sales guidance to a range of $7.6 billion to $7.9 billion, GAAP earnings per diluted share guidance to between $2.65 to $3.05 and adjusted earnings per diluted share to between $3.90 to $4.30. The adjusted guidance excludes estimated expenses for restructuring and amortization expenses.

•

With cost actions and synergies stemming from the Wabtec and GE Transportation merger on-track, we expect to achieve a run rate savings of $250 million in 2021, driving improved margins. For full year 2021, Wabtec expects strong cash flow generation with operating cash flow conversion of greater than 90%.

•	The company also announced it renewed its share buyback authorization up to $500 million.

2020 Fourth Quarter Consolidated Results

•

Sales were $2.0 billion versus $2.4 billion in the same period a year ago. The decrease compared to the year-ago quarter was primarily driven by lower sales in Freight Equipment, Components, Digital Electronics, and Transit Aftermarket sales.

•

Income from operations was $161 million (8.0 percent of sales) and adjusted income from operations was $283 million (14.0 percent of sales), which was unfavorably impacted by lower sales in Freight and Transit primarily due to COVID-19 pandemic disruptions. Adjusted income from operations excluded pre-tax expenses of $122 million, of which $71 million is for non-cash amortization expense and $51 million is for restructuring and transaction costs (see reconciliation table).

•	Net interest expense was $49 million and other income was $6 million.

•	The reported and adjusted effective tax rates for the quarter were 26.6 percent and 22.6 percent, respectively.

•

Earnings per diluted share were $0.46 and adjusted earnings per diluted share were $0.98 (see reconciliation table). Adjusted earnings per diluted share excluded after-tax expenses of $0.52 as follows: $0.29 for non-cash amortization expense, $0.20 for transaction and restructuring and $0.03 for tax on transaction costs. (see reconciliation table).

•

EBITDA, which Wabtec defines as earnings before interest, taxes, depreciation and amortization was $285 million and adjusted EBITDA was $337 million. Adjusted EBITDA excluded pre-tax expenses of $51 million for transaction and restructuring costs (see reconciliation table).

News Release

2020 Fourth Quarter Freight Segment Results

•

Freight segment sales of $1.3 billion decreased by 20 percent from the year-ago quarter. The decrease was due to lower organic sales of $327 million and unfavorable changes in foreign currency exchange rates of $11 million, offset somewhat by $10 million of sales from acquisitions. Freight segment sales were primarily impacted by disruption due to the COVID-19 pandemic resulting from lower deliveries of locomotives, lower demand for new freight car components and lower Digital Electronics sales.

•

Freight segment income from operations was $121 million (9.0 percent of segment sales) and adjusted income from operations of $218 million (16.3 percent of segment sales). Freight segment adjusted income from operations decreased 31 percent from the year-ago quarter primarily driven by mix of sales, lower absorption of fixed costs due to decreased locomotive deliveries offset somewhat by synergies and lower operating costs. During the quarter, we took further actions to aggressively adjust operational costs to current volume levels.

2020 Fourth Quarter Transit Segment Results

•

Transit segment sales of $684 million decreased by 2 percent from the year-ago quarter. The decrease was due to lower organic sales of $54 million, offset somewhat by favorable changes in foreign currency exchange rates of $37 million. Transit segment sales were negatively impacted by lower after-market sales primarily related to the disruption caused by the COVID-19 pandemic.

•

Transit segment income from operations was $57 million (8.3 percent of segment sales) and adjusted income from operations was $77 million (11.3 percent of segment sales). Transit segment adjusted income from operations increased from the year-ago quarter by 40 percent as a result of continued improvement in operational performance, improved risk management and cost actions, offset somewhat by lower volumes as a result of the COVID-19 pandemic.

Cash Flow and Liquidity Summary

•	The company generated cash from operations of $326 million for the fourth quarter compared to cash from operations of $448 million in the year-ago quarter.

•	For the full year 2020, the company generated cash from operation of $784 million, which included approximately $220 million of one-time impacts related to restructuring and transactions costs.

•

The company repaid $190 million in debt during 2020. At year end, the company had cash and cash equivalents of $599 million and debt of $4.2 billion. At the quarter end, the company’s total available liquidity, which includes $599 million in cash and cash equivalents plus $1.3 billion available under current credit facilities, was $1.9 billion.

Conference Call Information

Wabtec will host a call with analysts and investors at 8:30 a.m., ET, today. To listen via webcast, go to Wabtec’s new website at www.WabtecCorp.com and click on “Events & Presentations” in the “Investor Relations” section. Also, an audio replay of the call will be available by calling 1-877-344-7529 or 1-412-317-0088 (access code: 10150903).

News Release

About Wabtec Corporation

Wabtec Corporation is a leading global provider of equipment, systems, digital solutions and value-added services for freight and transit rail. Drawing on nearly four centuries of collective experience across Wabtec, GE Transportation and Faiveley Transport, the company has unmatched digital expertise, technological innovation, and world-class manufacturing and services, enabling the digital-rail-and-transit ecosystems. Wabtec is focused on performance that drives progress, creating transportation solutions that move and improve the world. The freight portfolio features a comprehensive line of locomotives, software applications and a broad selection of mission-critical controls systems, including Positive Train Control (PTC). The transit portfolio provides highly engineered systems and services to virtually every major rail transit system around the world, supplying an integrated series of components for buses and all train-related market segments that deliver safety, efficiency and passenger comfort. Along with its industry-leading portfolio of products and solutions for the rail and transit industries, Wabtec is a leader in mining, marine, and industrial solutions. Based in Pittsburgh, PA, Visit: www.WabtecCorp.com

Information about non-GAAP Financial Information and Forward-Looking Statements

Wabtec’s earnings release and 2021 financial guidance mentions certain non-GAAP financial performance measures, including adjusted gross profit, adjusted operating expenses, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted effective tax rate, adjusted income tax expense, adjusted income from operations, adjusted interest, other expense and adjusted earnings per diluted share. Wabtec defines EBITDA as earnings before interest, taxes, depreciation and amortization. While Wabtec believes these are useful supplemental measures for investors, they are not presented in accordance with GAAP. Investors should not consider non-GAAP measures in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, the non-GAAP financial measures included in this release have inherent material limitations as performance measures because they add back certain expenses incurred by the company to GAAP financial measures, resulting in those expenses not being taken into account in the applicable non-GAAP financial measure. Because not all companies use identical calculations, Wabtec’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. Included in this release are reconciliation tables that provide details about how adjusted results relate to GAAP results.

This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the acquisition by Wabtec of GE Transportation (the “GE Transportation merger”), statements regarding Wabtec’s expectations about future sales and earnings, and statements about the impact of evolving global conditions on Wabtec’s business. All statements, other than historical facts, including statements regarding synergies from the GE Transportation merger; statements regarding Wabtec’s plans, objectives, expectations and intentions; and statements regarding macro-economic conditions and evolving production and demand conditions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other

News Release

statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) unexpected costs, charges or expenses resulting from the GE Transportation merger; (2) uncertainty of Wabtec’s expected financial performance; (3) failure to realize the anticipated benefits of the GE Transportation merger, including as a result of integrating GE Transportation into Wabtec; (4) Wabtec’s ability to implement its business strategy; (5) difficulties and delays in achieving revenue and cost synergies; (6) inability to retain and hire key personnel; (7) evolving legal, regulatory and tax regimes; (8) changes in general economic and/or industry specific conditions, including the impacts of tax and tariff programs, industry consolidation and changes in the financial condition or operating strategies of our customers; (9) changes in the expected timing of projects; (10) a decrease in freight or passenger rail traffic; (11) an increase in manufacturing costs; (12) actions by third parties, including government agencies; (13) the severity and duration of the evolving COVID-19 pandemic and the resulting impact on the global economy and, in particular, our customers, suppliers and end-markets, and (14) other risk factors as detailed from time to time in Wabtec’s reports filed with the SEC, including Wabtec’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. Any forward-looking statements speak only as of the date of this communication. Wabtec does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Wabtec Investor Contact

Kristine Kubacki, CFA / Kristine.Kubacki@wabtec.com / 412-450-2033

Wabtec Media Contact

Deia Campanelli / Deia.Campanelli@wabtec.com / 773-297-0482

Appendix A

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2020 AND 2019

(AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net sales	$2,023.7	$2,368.4	$7,556.1	$8,200.0
Cost of sales	(1,518.2)	(1,693.5)	(5,419.0)	(5,922.0)

Gross profit	505.5	674.9	2,137.1	2,278.0
Gross profit as a % of Net Sales	25.0%	28.5%	28.3%	27.8%
Selling, general and administrative expenses	(235.2)	(323.7)	(948.1)	(1,166.6)
Engineering expenses	(38.4)	(59.6)	(162.1)	(209.9)
Amortization expense	(70.8)	(65.5)	(282.4)	(238.4)

Total operating expenses	(344.4)	(448.8)	(1,392.6)	(1,614.9)
Operating expenses as a % of Net Sales	17.0%	18.9%	18.4%	19.7%

Income from operations	161.1	226.1	744.5	663.1
Income from operations as a % of Net Sales	8.0%	9.5%	9.9%	8.1%

Interest expense, net	(48.6)	(58.3)	(198.9)	(219.1)
Other income (expense), net	5.8	6.9	11.6	2.8

Income before income taxes	118.3	174.7	557.2	446.8

Income tax expense	(31.5)	(37.7)	(144.9)	(120.3)
Effective tax rate	26.6%	21.6%	26.0%	26.9%

Net income	86.8	137.0	412.3	326.5

Less: Net loss (income) attributable to noncontrolling interest	1.1	(1.3)	2.1	0.2

Net income attributable to Wabtec shareholders	$87.9	$135.7	$414.4	$326.7

Earnings Per Common Share
Basic
Net income attributable to Wabtec shareholders	$0.46	$0.71	$2.18	$1.91

Diluted
Net income attributable to Wabtec shareholders	$0.46	$0.71	$2.17	$1.84

Basic	189.2	191.1	189.9	170.5
Diluted	189.7	191.6	190.4	177.3

Segment Information
Freight Net Sales	$1,339.3	$1,667.1	$5,082.3	$5,441.4
Freight Income from Operations	$120.5	$239.2	$583.9	$642.9
Freight Operating Margin	9.0%	14.3%	11.5%	11.8%

Transit Net Sales	$684.4	$701.3	$2,473.8	$2,758.6
Transit Income from Operations	$56.8	$39.0	$229.7	$214.4
Transit Operating Margin	8.3%	5.6%	9.3%	7.8%

Backlog Information (Note: 12-month is a sub-set of total)	December 31, 2020	September 30, 2020
Freight Total	$17,887.1	$17,840.5
Transit Total	3,704.2	3,541.9

Wabtec Total	$21,591.3	$21,382.4

Freight 12-Month	$3,586.3	$3,626.7
Transit 12-Month	1,934.4	1,557.6

Wabtec 12-Month	$5,520.7	$5,184.3

Appendix B

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31, 2020	December 31, 2019
In millions
Cash and cash equivalents	$598.7	$604.2
Receivables, net	1,412.5	1,663.9
Inventories	1,642.1	1,773.1
Current assets - other	226.5	150.9

Total current assets	3,879.8	4,192.1
Property, plant and equipment, net	1,601.6	1,655.8
Goodwill	8,485.2	8,360.6
Other intangibles, net	3,869.2	4,104.0
Other long term assets	618.7	631.7

Total assets	$18,454.5	$18,944.2

Current liabilities	$3,226.3	$3,258.0
Long-term debt	3,792.2	4,333.6
Long-term liabilities - other	1,283.3	1,359.0

Total liabilities	8,301.8	8,950.6
Shareholders’ equity	10,122.3	9,956.5
Non-controlling interest	30.4	37.1

Total shareholders’ equity	10,152.7	9,993.6

Total Liabilities and Shareholders’ Equity	$18,454.5	$18,944.2

Appendix C

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Twelve Months Ended December 31,
	2020	2019
In millions
Operating activities
Net income	$412.3	$326.5
Non-cash expense	404.6	369.2
Receivables	315.0	(6.3)
Inventories	180.8	255.9
Accounts Payable	(269.0)	(144.3)
Other assets and liabilities	(260.0)	214.5

Net cash provided by operating activities	783.7	1,015.5

Net cash used for investing activities	(155.4)	(3,177.8)

Net cash (used for) provided by financing activities	(619.0)	461.5

Effect of changes in currency exchange rates	(14.8)	(37.3)

Decrease in cash	(5.5)	(1,738.1)

Cash, cash equivalents, and restricted cash, beginning of period	604.2	2,342.3

Cash and cash equivalents, end of period	$598.7	$604.2

Appendix D

Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)	Fourth Quarter-to-Date 2020 Actual Results
	Net Sales	Gross Profit	Operating Expenses	Income from Operations	Interest & Other Exp	Tax	Net Income	Noncontrolling Interest	Wabtec Net Income	EPS
Reported Results	$2,023.7	$505.5	$(344.4)	$161.1	$(42.8)	$(31.5)	$86.8	$1.1	$87.9	$0.46
Restructuring & Transaction costs	—	21.1	30.3	51.4	—	(12.4)	39.0	—	39.0	$0.20
Non-cash Amortization expense	—	—	70.8	70.8	—	(16.2)	54.6	—	54.6	$0.29
Foreign Currency Loss	—	—	—	—	0.5	(0.2)	0.3	—	0.3	$—
Tax on Transaction Costs	—	—	—	—	—	5.7	5.7	—	5.7	$0.03

Adjusted Results	$2,023.7	$526.6	$(243.3)	$283.3	$(42.3)	$(54.6)	$186.4	$1.1	$187.5	$0.98

Fully Diluted Shares Outstanding										189.7

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)	Q4 Year-to-Date 2020 Actual Results
	Net Sales	Gross Profit	Operating Expenses	Income from Operations	Interest & Other Exp	Tax	Net Income	Noncontrolling Interest	Wabtec Net Income	EPS
Reported Results	$7,556.1	$2,137.1	$(1,392.6)	$744.5	$(187.3)	$(144.9)	$412.3	$2.1	$414.4	$2.17
Restructuring & Transaction costs	—	44.4	70.9	115.3	—	(28.8)	86.5	—	86.5	$0.45
Non-cash Amortization expense	—	—	282.4	282.4	—	(70.6)	211.8	—	211.8	$1.11
Foreign Exchange Loss	—	—	—	—	8.2	(2.1)	6.1	—	6.1	$0.03
Tax on Transaction Costs	—	—	—	—	—	5.7	5.7	—	5.7	$0.03

Adjusted Results	$7,556.1	$2,181.5	$(1,039.3)	$1,142.2	$(179.1)	$(240.7)	$722.4	$2.1	$724.5	$3.79

Fully Diluted Shares Outstanding										190.4

Appendix D

Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)	Fourth Quarter-to-Date 2019 Actual Results
	Net Sales	Gross Profit	Operating Expenses	Income from Operations	Interest & Other Exp	Tax	Net Income	Noncontrolling Interest	Wabtec Net Income	EPS
Reported Results	$2,368.4	$674.9	$(448.8)	$226.1	$(51.4)	$(37.7)	$137.0	$(1.3)	$135.7	$0.71
Restructuring, Transaction, & Litigation costs	—	9.9	61.1	71.0	3.5	(18.0)	56.5	—	56.5	$0.29
Non-cash Amortization expense	—	—	65.5	65.5	—	(15.9)	49.6	—	49.6	$0.26
One-time PPA	—	—	—	—	—	—	—	—	—	$—
Foreign Exchange Loss	—	—	—	—	(2.7)	0.7	(2.0)	—	(2.0)	$(0.01)
Tax on Transaction Costs	—	—	—	—	—	(3.5)	(3.5)	—	(3.5)	$(0.02)

Adjusted Results	$2,368.4	$684.8	$(322.2)	$362.6	$(50.7)	$(74.4)	$237.6	$(1.3)	$236.3	$1.23

Fully Diluted Shares Outstanding										191.6

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)	Q4 Year-to-Date 2019 Actual Results
	Net Sales	Gross Profit	Operating Expenses	Income from Operations	Interest & Other Exp	Tax	Net Income	Noncontrolling Interest	Wabtec Net Income	EPS
Reported Results	$8,200.0	$2,278.0	$(1,614.9)	$663.1	$(216.3)	$(120.3)	$326.5	$0.2	$326.7	$1.84
Restructuring, Transaction, & Litigation costs	—	38.3	191.5	229.8	25.0	(61.6)	193.2	—	193.2	$1.08
Non-cash Amortization expense	—	—	238.4	238.4	—	(57.7)	180.7	—	180.7	$1.02
One-time PPA	—	185.0	—	185.0	—	(44.8)	140.2	—	140.2	$0.79
Foreign Exchange Loss	—	—	—	—	13.5	(3.2)	10.3	—	10.3	$0.06
Tax on Transaction Costs	—	—	—	—	—	12.5	12.5	—	12.5	$0.07

Adjusted Results	$8,200.0	$2,501.3	$(1,185.0)	$1,316.3	$(177.8)	$(275.1)	$863.4	$0.2	$863.6	$4.86

Fully Diluted Shares Outstanding										177.3

Appendix E

Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation
2020 Q4 EBITDA Reconciliation
(in millions)
	Reported Income from Operations	+	Other Income (Expense)	+	Depreciation & Amortization	=	EBITDA	+	Restructuring & Transaction Costs	=	Adjusted EBITDA
Consolidated Results	$161.1		$5.8		$118.3		$285.2		$51.4		$336.6

Wabtec Corporation
2020 Q4 Year-to-Date EBITDA Reconciliation
(in millions)
	Reported Income from Operations	+	Other Income (Expense)	+	Depreciation & Amortization	=	EBITDA	+	Restructuring & Transaction Costs	=	Adjusted EBITDA
Consolidated Results	$744.5		$11.6		$465.5		$1,221.6		$115.3		$1,336.9

Wabtec Corporation
2019 Q4 EBITDA Reconciliation
(in millions)
	Reported Income from Operations	+	Other Income (Expense)	+	Depreciation & Amortization	=	EBITDA	+	Restructuring & Transaction Costs	=	Adjusted EBITDA
Consolidated Results	$226.1		$6.9		$110.8		$343.8		$71.0		$414.8

Wabtec Corporation
2019 Q4 Year-to-Date EBITDA Reconciliation
(in millions)
	Reported Income from Operations	+	Other Income (Expense)	+	Depreciation & Amortization	=	EBITDA	+	Restructuring & Transaction Costs	=	Adjusted EBITDA
Consolidated Results	$663.1		$2.8		$396.2		$1,062.1		$414.8		$1,476.9

Appendix F

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

SALES BY PRODUCT LINE

(UNAUDITED)

	Three Months Ended December 31,
In millions	2020	2019
Freight Segment
Equipment	$433.3	$638.0
Components	194.6	250.1
Digital Electronics	163.9	210.8
Services	547.5	568.2

Total Freight Segment	1,339.3	1,667.1

Transit Segment
Original Equipment Manufacturer	$321.2	$313.8
Aftermarket	363.2	387.5

Total Transit Segment	684.4	701.3

	Twelve Months Ended December 31,
In millions	2020	2019
Freight Segment
Equipment	$1,531.5	$1,699.7
Components	818.7	1,073.5
Digital Electronics	664.0	677.1
Services	2,068.1	1,991.1

Total Freight Segment	5,082.3	5,441.4

Transit Segment
Original Equipment Manufacturer	$1,138.6	$1,286.6
Aftermarket	1,335.2	1,472.0

Total Transit Segment	2,473.8	2,758.6

Appendix G

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

RECONCILIATION OF REPORTED RESULTS TO ADJUSTED RESULTS - BY SEGMENT

(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
In millions	2020	2019	2020	2019
Freight Segment Reported Income from Operations	$120.5	$239.2	$583.9	$642.9
Freight Segment Reported Margin	9.0%	14.3%	11.5%	11.8%
One-time PPA	—	—	—	185.0
Restructuring & Transaction costs	32.4	14.9	75.9	66.6
Non-cash Amortization expense	65.5	60.0	262.3	218.3

Freight Segment Adjusted Income from Operations	$218.4	$314.1	$922.1	$1,112.8

Freight Segment Adjusted Margin	16.3%	18.8%	18.1%	20.5%

Transit Segment Reported Income from Operations	$56.8	$39.0	$229.7	$214.4
Transit Segment Reported Margin	8.3%	5.6%	9.3%	7.8%
Restructuring & Transaction costs	15.0	10.7	28.3	18.0
Non-cash Amortization expense	5.3	5.5	20.1	20.1

Transit Segment Adjusted Income from Operations	$77.1	$55.2	$278.1	$252.5

Transit Segment Adjusted Margin	11.3%	7.9%	11.2%	9.2%